Appendix 3Y
Change of Director’s Interest Notice

Rule 3.19A.2
Appendix 3Y

Change of Director’s Interest Notice

Information or documents not available now must be given to ASX as soon as available.  Information and documents given to ASX become ASX’s property and may be made public.

Introduced 30/9/2001.

Name of Entity:	Prana Biotechnology Limited
ACN:	080 699 065

We (the entity) give ASX the following information under listing rule 3.19A.2 and as agent for the director for the purposes of section 205G of the Corporations Act.

Name of Director:	Paul Marks
Date of Last Notice:	3 November 2010

Part 1 - Change of director’s relevant interests in securities
In the case of a trust, this includes interests in the trust made available by the responsible entity of the trust

Note: In the case of a company, interests which come within paragraph (i) of the definition of “notifiable interest of a director” should be disclosed in this part.

Direct or indirect interest	Indirect

Nature of indirect interest (including registered holder)	-

Date of change	30 November 2010

No. of securities held prior to change		Shares	Options
	Direct	-	-
	Indirect	8,589,361	350,877
	Total	8,589,361	350,877

Class	Options
Number Acquired		Shares	Options
	Direct	-	-
	Indirect	-	-
	Total	-	-

Number disposed		Shares	Options
	Direct	-	-
	Indirect	-	-
	Total	-	-

+ See chapter 19 for defined terms.

Appendix 3Y
Change of Director’s Interest Notice

Value/Consideration Note: If consideration is non-cash, provide details and estimated valuation	NIL

No. of securities held after change		Shares	Options
	Direct	-	-
	Indirect	8,589,361	-*
	Total	8,589,361	-*

Nature of change Example: on-market trade, off-market trade, exercise of options, issue of securities under dividend reinvestment plan, participation in buy-back	* This total has been adjusted for expiry of PBTAI Options exercisable at $0.43 on or before 30 November 2010.

Part 2 – Change of director’s interests in contracts

Note: In the case of a company, interests which come within paragraph (ii) of the definition of “notifiable interest of a director” should be disclosed in this part.

Detail of contract
Nature of interest
Name of registered holder (if issued securities)
Date of change
No. and class of securities to which interest related prior to change Note: Details are only required for a contract in relation to which the interest has changed
Interest acquired
Interest disposed
Value/Consideration Note: If consideration is non-cash, provide details and an estimated valuation
Interest after change

 The CFO Solution

03.12.2010

Rule 3.19A.2

+ See chapter 19 for defined terms.